Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12


                              GULFWEST OIL COMPANY
                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              GULFWEST OIL COMPANY
                              16800 Dallas Parkway
                                    Suite 250
                               Dallas, Texas 75248


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held on November 4, 1998

     NOTICE IS HEREBY GIVEN that the Special Meeting of the holders of the Common Stock (the "Shareholders") of GulfWest Oil Company (the "Company") will be held at the Company's offices at 16800 Dallas Parkway, Suite 250, Dallas, Texas, on Wednesday, November 4, 1998 at 1:00 P.M., local time, for the following purposes:

     (1) To authorize the issuance of shares of the Company's Series B Redeemable Convertible Preferred Stock upon the conversion of debentures issued through a placement agent whereby gross proceeds of $1 million are expected to be raised.

     (2) To (i) authorize the issuance of shares of the Company's Series BB Redeemable Convertible Preferred Stock to a director of the Company upon the conversion of a debenture and (ii) ratify the issuance of Common Stock purchase warrants, all issued in exchange for $1 million of funds previously advanced to the Company.

     (3) To approve the offering, sale and issuance of up to 3,500,000 shares of the Company's Common Stock through a proposed standby underwriting with respect to a proposed rights offering to the Company's existing shareholders at a price to be determined.

     (4) To grant authority to the Board of Directors of the Company to take any and all necessary actions to effect a 1 for 2 reverse split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on The Nasdaq Stock Market. The authority granted to the Board will expire on the date of the Company's next annual meeting. All numbers included in this Notice and in the accompanying Proxy Statement do not reflect the reverse split, and upon such a split would be adjusted accordingly.

     (5) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The close of business on September 15, 1998 has been fixed as the record date for determining Shareholders entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Special Meeting, a complete list of Shareholders entitled to vote at the Special Meeting will be open to the examination of any Shareholder during ordinary business hours at the offices of the Company at 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248 or 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816. Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     By Order of the Board of Directors


                                     Jim C. Bigham
                                     Secretary
Dallas, Texas
October 5, 1998

                              GULFWEST OIL COMPANY
                              16800 Dallas Parkway
                                    Suite 250
                               Dallas, Texas 75248

                                 PROXY STATEMENT

                                       For

                         SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on November 4, 1998


     This Proxy Statement is being first mailed on or about October 5, 1998 to shareholders of Common Stock (the "Shareholders") of GulfWest Oil Company (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Special Meeting of Shareholders (the "Meeting") to be held at the Company's offices at 16800 Dallas Parkway, Suite 250, Dallas, Texas, at 1:00 P.M., local time, on Wednesday, November 4, 1998, or at such other time and place to which the Meeting may be adjourned.

     All shares represented by valid Proxies unless the Shareholder otherwise specifies, will be voted (i) FOR the authorization of the issuance of shares of the Company's Series B Redeemable Convertible Preferred Stock (the "Series B Stock") upon the conversion of debentures through a placement agent (the "Placement Agent") whereby gross proceeds of $1 million are expected to be raised, (ii) FOR (A) the authorization of the issuance of shares of the Company's Series BB Redeemable Convertible Preferred Stock (the "Series BB Stock") upon the conversion of debentures and (B) the ratification of the issuance of Common Stock purchase warrants to a director of the Company, all in exchange for $1 million of funds previously advanced to the Company, (iii) FOR the approval of the offering, sale and issuance of up to 3,500,000 shares of the Company's Common Stock through a proposed standby underwriting with respect to a proposed rights offering (the "Rights Offering") to the Company's existing shareholders at a price to be determined, (iv) FOR the granting of authority to the Board, until the Company's next annual meeting of Shareholders, to take any and all necessary actions to effect a 1 for 2 reverse split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on The Nasdaq Stock Market ("Nasdaq"), and
(v) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a Shareholder has specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time prior to the Meeting by providing written notice of such revocation to GulfWest Oil Company, 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, Attention: Jim C. Bigham. If notice of revocation is not received by the Meeting date, a Shareholder may nevertheless revoke a Proxy if he or she attends the Meeting and desires to vote in person.


                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the Shareholders entitled to vote at the Meeting is the close of business on Tuesday, September 15, 1998 (the "Record Date"), at which time the Company had issued and outstanding 2,963,517 shares of Common Stock.

                                QUORUM AND VOTING

     In order to be validly approved by the Shareholders, each proposal described herein must be approved by the affirmative vote of a majority of the shares represented and voting at the meeting at which a quorum is present.
Certain of the Company's shareholders, representing approximately 51% of the Company's outstanding stock, are expected to execute a voting agreement (the "Voting Agreement"), together with the Company and the Placement Agent, whereby such shareholders will covenant to vote their shares to approve each proposal described herein. The Company has placed stop-transfer instructions with its transfer agent with respect to all shares held by shareholders who are party to the Voting Agreement. Although it is expected that each such shareholder will vote his or her shares pursuant to the terms of the Voting Agreement, and accordingly each proposal described herein will be approved, there can be no assurance that (i) such shareholders will vote their shares accordingly or (ii) the Company will be successful in its efforts to ensure that holders of 51% of the Company's outstanding stock will execute the Voting Agreement. Further, the Placement Agent may waive the terms of the Voting Agreement.

     The presence at the Meeting, in person or by proxy, of the holders of a one-third of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name. Abstentions and broker non-votes will each be included in determining whether a quorum is present. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will not be counted for any purpose in determining whether any proposal has been approved.


          SECURITIES OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information as of September 15, 1998, regarding the beneficial ownership of Common Stock by each person known by the Company to own beneficially 5% or more of the outstanding Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

 Name and Address of                               Amount and Nature of
  Beneficial Owner                                 Beneficial Ownership                              Percent
 -------------------                               --------------------                              -------

John E. Loehr                                            563,315 1,2                                  16.3%
Marshall A. Smith III                                    347,520 2,3                                  10.7%
Jim C. Bigham                                            199,735 2,4                                   6.4%
A. Van Nguyen                                             35,000 2,5                                   1.2%
Ned W. Fowler                                             72,242 2,6                                   2.4%
Richard L. Creel                                          35,000 2,7                                   1.2%
Henri M. Nevels                                           31,430 2,8                                   1.1%
James L. Crowson                                          20,000 2,9                                    *


                                        2

 Name and Address of                               Amount and Nature of
  Beneficial Owner                                 Beneficial Ownership                              Percent
 -------------------                               --------------------                              -------

Anthony P. Towell                                         98,461 2,10                                  3.2%
J. Virgil Waggoner                                       733,884 2,11                                 24.8%
All current directors and officers                     2,156,995 12                                   51.4%
as a group (10 persons)
Senior Drilling Company                                  230,482 13                                    7.4%
HS Energy Private Rig                                    216,667 14                                    6.9%
Partnership 1981, Ltd.
Anaconda Opportunity Fund,                               400,000 15,16                                11.9%
L.P. c/o Anaconda Capital
American High Growth                                     175,000 15,17                                 5.6%
Retirement Trust
Carlin Equities Corporation                              250,000 15,18                                 7.8%
Madisonville Partnership, Ltd.                           200,000 19                                    6.4%
Renier Nevels                                            615,000 20                                   17.3%
NR Atticus, Ltd.                                         220,000 15,21                                 6.9%
SPAGS N.V.                                               181,000 22                                    5.8%

---------------------
*        Less than 1%

1 Includes 378,159 shares subject to presently exercisable warrants and options and 20,494 shares held directly; 36,000 shares subject to presently exercisable warrants, 76,923 shares issuable upon conversion of a debenture, 24,489 shares issuable upon conversion of presently convertible preferred stock, and 25,250 shares held by ST Advisory Corporation; and 2,000 shares held by his daughter's trust, the Joanna Drake Loehr Trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

2    Shareholder's  address is 16800 Dallas Parkway,  Suite 250,  Dallas,  Texas
     75248.

3 Includes 304,000 shares subject to presently exercisable warrants and options and 40,104 shares owned directly, 83 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,333 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith III disclaims beneficial ownership of the shares of and warrants owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith III.

4 Includes 157,800 shares subject to presently exercisable warrants and options, and 40,935 shares held directly, and 1,000 shares held by Jeff G. Gray, son of Mr. Bigham.

5    Includes 35,000 shares subject to presently exercisable options.

6 Includes 30,200 shares subject to presently exercisable warrants and options.

7    Includes 30,000 subject to presently exercisable options.

8 Includes 31,430 shares subject to presently exercisable warrants and options. Mr. Nevels disclaims beneficial ownership of the shares and warrants owned by his father, Renier Nevels.

9    Includes 20,000 shares subject to presently exercisable options.

10 Includes 20,000 shares issuable upon conversion of presently convertible Preferred Stock, 35,000 shares subject to presently exercisable warrants and options, and 38,461 shares issuable upon conversion of a debenture.

11 Includes 20,000 shares subject to presently exercisable options. Excludes all shares of Series BB Preferred Stock and related Common Stock purchase warrants which may be issued to Mr. Waggoner upon approval of Proposal No. 2.

12 Includes 1,257,870 shares subject to presently exercisable warrants, options and convertible securities.

13 Includes 166,754 shares subject to presently exercisable warrants. Senior Drilling Company is controlled by Mitchell D. Smith, the brother of the president of the Company. Shareholder's address is 8126 One Calais Avenue, Suite 2-C, Baton Rouge, Louisiana 70809.

14 Includes 200,000 shares subject to presently exercisable warrants. The general partner of HS Energy Private Rig Partnership 1981, Ltd. is HS
     Energy, Inc. whose president is Ray Holifield. Shareholder's address is 3150 Premier Drive, Suite 126, Irving, Texas 75063.

15 The number of shares issuable upon conversion of the Class AAA Preferred Stock is based upon $1.25 per share of Common Stock (the greater of 70% of the closing bid price of $.94 per share as quoted on Nasdaq on September 15, 1998 or $1.25).

16 Includes 320,000 shares issuable upon conversion of presently convertible Preferred Stock and 80,000 shares subject to presently exercisable warrants. Shareholder's address is 730 Fifth Avenue, 15th Floor, New York, New York 10019.

17 Includes 140,000 shares issuable upon conversion of presently convertible Preferred Stock and 35,000 shares subject to presently exercisable warrants. Shareholder's address is 725 Fifth Avenue, 24th Floor, New York, New York 10022.

18 Includes 200,000 shares issuable upon conversion of presently convertible Preferred Stock and 50,000 shares subject to presently exercisable warrants. Shareholder's address 250 Park Avenue, 12th Floor, New York, New York 10017.

19   Includes  200,000  shares  subject  to  presently   exercisable   warrants.
     Shareholder's address is 3838 Oak Lawn Avenue, Suite 1220, Dallas, Texas 75219.

20 Includes 195,000 shares issuable upon conversion of presently convertible Preferred Stock at a price per share of Common Stock of $5.00, and 405,000 shares subject to presently exercisable warrants. Shareholder's address is
     P. O. Box 1, 3680 Maaseik, Belgium.

21 Includes 176,000 shares issuable upon conversion of presently convertible Preferred Stock and 44,000 shares subject to presently exercisable warrants. Shareholder's address is c/o Atticus Capital, 153 East 53rd St., 43rd Floor, New York, New York 10022.

22   Includes  181,000  shares  subject  to  presently   exercisable   warrants.
     Shareholder's address is P. O. Box 744, Curacao, Netherlands, Antilles.


                                 PROPOSAL NO. 1

               AUTHORIZATION OF THE ISSUANCE OF THE SERIES B STOCK
                          UPON CONVERSION OF DEBENTURES

     The Shareholders are requested at the Meeting to approve the issuance of 2,000 shares of the Company's Series B Stock at a price of $500 per share upon conversion of debentures issued together with Common Stock purchase warrants to purchase 400,000 shares of the Company's Common Stock in a private placement to accredited investors through the Placement Agent whereby gross proceeds of $1 million are expected to be raised.

The private placement is expected to close upon receipt of proxies representing 51% of the outstanding Common Stock voting in favor of this proposal. The Company will pay the Placement Agent compensation of 10% of the gross proceeds of the offering in connection with the offering. The debentures are payable on demand at any time after November 5, 1998, and bear interest at the rate of 15%, increasing to 20% if Shareholder approval is not obtained by December 31, 1998 and 24% if Shareholder approval is not obtained by June 30, 1999. The issuance of the Series B Stock is subject to the approval of the Shareholders as solicited hereby. The offering is a private placement to "accredited investors" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and is accordingly exempt from the registration requirements of the Securities Act.

     If this proposal is approved, the debentures will immediately and automatically convert into shares of the Series B Stock. A summary of the terms of the Series B Stock and warrants, including dividend rate, voting rights and other rights, preferences and restrictions are as set forth in Exhibit A attached to this Proxy Statement and are identical to the terms of the Series BB Stock except that the warrants issued in connection with the debentures convertible into shares of the Series BB Stock are not exercisable until Shareholder ratification is obtained. The warrants issued in connection with the debentures convertible into Series B Stock do not require Shareholder approval. The Company expects to use the net proceeds of $900,000 from the offering and sale of the debentures to fund its exploitation and development program for its currently owned oil and gas properties and for general corporate purposes.

     On an as converted basis, assuming a conversion price of $.70 per share, the Company estimates that upon the consummation of the offering and approval of the conversion of the debentures the holders of the Series B Stock will hold 33% of the outstanding stock of the Company prior to the Rights Offering and without giving effect to the exercise of the warrants. During the 12 months preceding the date hereof, the closing price of the Common Stock as reported on Nasdaq has ranged from a low of $.84 per share to a high of $3.25 per share. On October 1, 1998, the closing price of the Company's Common Stock as reported by Nasdaq was $____ per share.

     The Company is required by Nasdaq to obtain Shareholder approval of this proposal before issuing the shares of Series B Stock upon the conversion of the debentures. If Shareholder approval is not obtained, the Company's Common Stock may be subject to delisting by Nasdaq.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AUTHORIZATION OF THE ISSUANCE OF THE SERIES B STOCK UPON CONVERSION OF THE DEBENTURES.

                                 PROPOSAL NO. 2

            AUTHORIZATION OF THE ISSUANCE OF THE SERIES BB STOCK AND RATIFICATION OF THE ISSUANCE OF COMMON STOCK PURCHASE WARRANTS

     The Shareholders are requested at the Meeting to (i) approve the issuance of 2,000 shares of the Company's Series BB Stock at a price of $500 per share upon conversion of a debenture and (ii) ratify the issuance of Common Stock purchase warrants to purchase 400,000 shares of the Company's Common Stock. The debenture and the warrants were issued in a private placement to J. Virgil Waggoner, a director of the Company, in exchange for $1 million of funds previously advanced to the Company. The private placement is expected to close upon receipt of proxies representing 51% of the outstanding Common Stock voting in favor of this proposal. The debentures are payable on demand at any time after November 5, 1998, and bear interest at the rate of 15%, increasing to 20% if Shareholder approval is not obtained by December 31, 1998 and 24% if Shareholder approval is not obtained by June 30, 1999. The issuance of the Series B Stock and the exercisability of the warrants are subject to the approval of the Shareholders as solicited hereby. The offering is a private placement to an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and is accordingly exempt from the registration requirements of the Securities Act. There was no placement agent for the issuance of the debenture and warrants to Mr. Waggoner.

     If this proposal is approved, the debenture will immediately and automatically convert into shares of the Series BB Stock. A summary of the terms of the Series BB Stock and warrants, including dividend rate, voting rights and other rights, preferences and restrictions are as set forth in Exhibit A attached to this Proxy Statement and are identical to the terms of the Series B Stock except that the warrants issued in connection with the debentures convertible into shares of the Series BB Stock are not exercisable until Shareholder ratification is obtained pursuant to this proposal. The Company has used the $1 million advanced by Mr. Waggoner to fund its exploitation and development program for its currently owned oil and gas properties and for general corporate purposes.

     On an as converted basis, assuming a conversion price of $.70 per share, Mr. Waggoner's beneficial ownership of the Company's Common Stock will increase from 24% to 53% upon the consummation of the offering (prior to the Rights Offering and without giving effect to the exercise of the warrants). During the 12 months preceding the date hereof, the closing price of the Common Stock as reported on Nasdaq has ranged from a low of $.84 per share to a high of $3.25 per share. On October 1, 1998, the closing price of the Company's Common Stock as reported by Nasdaq was $____ per share.

     The Company is required by Nasdaq to obtain Shareholder approval of this proposal before issuing the shares of Series BB Stock upon the conversion of the debentures. If Shareholder approval is not obtained, the Company's Common Stock may be subject to delisting by Nasdaq.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" (I) THE AUTHORIZATION OF THE ISSUANCE OF THE SERIES B STOCK UPON CONVERSION OF THE DEBENTURES AND (II) THE RATIFICATION OF THE ISSUANCE OF THE WARRANTS.

Dissenters' Right of Appraisal

     Because the offerings involved the issuance of shares of Preferred Stock convertible into Common Stock by the Company for cash, there are no rights of appraisal or similar rights with respect to the proposed offering and sale of the stock under the Texas Business Corporation Act.

                                 PROPOSAL NO. 3

                     APPROVAL OF OFFERING, SALE AND ISSUANCE
                          OF THE COMPANY'S COMMON STOCK

     The Shareholders are requested at the Meeting to approve the offering, sale and issuance of up to 3,500,000 shares of the Company's Common Stock (the "Shares") through a proposed standby underwriting (the "Standby Underwriting") with respect to a proposed Rights Offering to the Company's existing shareholders at a price to be determined, which price is expected to be at a discount from the price of the Company's Common Stock as reported by Nasdaq at the time of the Rights Offering. The Company expects to use the proceeds of the Rights Offering, after underwriter's fees and expenses of the Rights Offering, to fund its exploitation and development program for its currently owned oil and gas properties and for general corporate purposes.

     Through the proposed Rights Offering, the Company will offer holders of the Company's Common Stock non-transferable rights to subscribe for an aggregate of up to 3,500,000 Shares on a pro rata basis in accordance with the ownership interest of each Shareholder as of the record date established in connection with the Rights Offering. The length of the subscription period has not yet been determined. Any Shares not subscribed for will be sold at the subscription price to the underwriter, who may resell Shares to the public in the Standby Underwriting. The Standby Underwriting, which is subject to the Shareholder approval requested herein, will be conducted through an underwriter retained by the Company and is anticipated to take place within the next 180 days. The Company has executed a letter of intent with the Placement Agent to act as the underwriter of the Rights Offering. There can be no assurance that the Placement Agent will serve as the underwriter in connection with the Rights Offering or that an underwriter will be obtained for the Rights Offering.

     The Company estimates that, upon consummation of the Rights Offering and Standby Underwriting, the purchasers of the Shares will hold in the aggregate 38% of the outstanding number of shares of the Company's Common Stock if the full 3,500,000 shares are sold in the Rights Offering. The actual terms of the Rights Offering and the subscription price per share will be negotiated between the Company and the standby underwriter. The estimated gross proceeds to the Company is subject to the outcome of such negotiations. There can be no assurance that the Rights Offering or the Standby Underwriting will be successfully consummated. During the twelve months preceding the date hereof, the closing price of the Common Stock as reported by Nasdaq has ranged from a low of $.84 per share to a high of $3.25 per share. On October 1, 1998, the closing price of the Company's Common Stock as reported by Nasdaq was $____ per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE OFFERING, SALE AND ISSUANCE OF THE COMPANY'S COMMON STOCK.


                                 PROPOSAL NO. 4

                    APPROVAL TO GRANT THE BOARD THE AUTHORITY
                     TO EFFECT A 1 FOR 2 REVERSE STOCK SPLIT
                     IF ADVISABLE TO MAINTAIN NASDAQ LISTING

     The Shareholders are requested at the Meeting to approve this proposal granting authority to the Board to take any and all necessary actions to effect a 1 for 2 reverse split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on Nasdaq. Nasdaq has certain minimum requirements which the Company must maintain in order for its Common Stock to continue to be listed. The authority granted to the Board by approval of this proposal will expire on the date of the Company's next annual meeting. All numbers included in this Proxy Statement do not reflect the reverse split, and upon such a split would be adjusted accordingly.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL TO GRANT THE BOARD AUTHORITY TO EFFECT A 1 FOR 2 REVERSE SPLIT BUT ONLY IF ADVISABLE TO MAINTAIN NASDAQ LISTING.


                                 OTHER BUSINESS

     The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                              INDEPENDENT AUDITORS

     The Board has engaged Weaver & Tidwell, L.L.P. as independent auditors to examine the Company's accounts. Representatives of Weaver & Tidwell, L.L.P. are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

                             SHAREHOLDERS' PROPOSAL

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company not later than December 24, 1998. Such proposals should be directed to GulfWest Oil Company, 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, Attn: Secretary.

                                  MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     The Company's Quarterly Report on Form 10-Q, including financial statements for the three and six- month periods ended June 30, 1998, accompany this Proxy Statement. The Company's Annual Report, including financial statements for the year ended December 31, 1997, is incorporated herein by reference.

                                                     By Order of the Board


                                                     /s/Jim C. Bigham
                                                     Jim C. Bigham
                                                     Secretary
Dallas, Texas
October 5, 1998

                              GULFWEST OIL COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 4, 1998

     The undersigned hereby appoints each of Jim C. Bigham and Marshall A. Smith III, or either of them, proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Special Meeting of Shareholders to be held November 4, 1998, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.

     (1) To authorize the issuance of shares of the Company's Series B Redeemable Convertible Preferred Stock upon the conversion of debentures issued through a placement agent whereby gross proceeds of $1 million are expected to be raised.

          For       ____

          Against   ____

          Abstain   ____

     (2) To (i) authorize the issuance of shares of the Company's Series BB Redeemable Convertible Preferred Stock to a director of the Company upon the conversion of a debenture and (ii) ratify the issuance of Common Stock purchase warrants, all issued in exchange for $1 million of funds previously advanced to the Company.

          For       ____

          Against   ____

          Abstain   ____

     (3) To approve the offering, sale and issuance of up to 3,500,000 shares of the Company's Common Stock through a proposed standby underwriting with respect to a proposed rights offering to the Company's existing shareholders at a price to be determined.

          For       ____

          Against   ____

          Abstain   ____

     (4) To grant authority to the Board of Directors to take any and all necessary actions to effect a 1 for 2 reverse split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on The Nasdaq Stock Market. The authority granted to the Board will expire on the date of the Company's next annual meeting of shareholders.

          For       ____

          Against   ____

          Abstain   ____


     (5) In the discretion of the proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

     The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" MATTERS (1), (2), (3) and (4) above.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

     Please sign below, date, and return promptly in the enclosed envelope.


Dated:                      , 1998



                    IMPORTANT: Please date this proxy and sign your name exactly as it appears to the left. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. Where there is more than one owner, each owner must sign.

                                                                  EXHIBIT A

               TERMS OF THE SERIES B AND SERIES BB PREFERRED STOCK
                   ISSUABLE UPON CONVERSION OF THE DEBENTURES


The following sets forth the terms of the Series B and Series BB Preferred Stock (collectively, the "Subject Stock") issuable upon conversion of the debentures issued by GulfWest Oil Company ("Company") through a private placement. The terms of the Series B and Series BB Preferred Stock are identical (with the exceptions that (i) the offering of the debentures convertible into Series B Preferred Stock is made through a placement agent and compensation in an amount equal to 10% of the gross proceeds of the offering of the debentures convertible into Series B Preferred Stock will be paid to the placement agent and (ii) the warrants issued in connection with the debentures convertible into shares of Series B Preferred Stock are not exercisable until Shareholder ratification of such issuance is obtained). References to the "Rights Offering" refer to the Company's proposed public rights offering of up to 3,500,000 shares of common stock to the Company's existing shareholders, with an underwriter acting as the standby underwriter.

     Amount: $1,000,000

     Designation:  Series B (or  Series  BB)  Redeemable  Convertible  Preferred
          Stock, $.01 par value per share.

     Price Per Share: $500

     Rank:On parity with the Series AA,  Series  AAA,  Series C and Series B (or
          Series BB) Preferred Stock; senior as to Common Stock and any equity securities not yet authorized or designated; provided that the Company may, without the consent of the holders of the Subject Stock, designate and issue preferred stock on parity with such stock with respect to the payment of dividends and to the distribution of assets upon the liquidation, dissolution or winding up of the Company.

     Optional Redemption: Commencing two years after the date of issuance, at option of Company, Subject Stock may be redeemed for 110% of the original purchase price per share of Subject Stock, along with payment of accrued and unpaid dividends, if Common Stock price exceeds, for a period of 20 consecutive trading days, 250% of the then effective conversion price. Prior to date of redemption, holders of the Subject Stock may convert shares, plus accrued and unpaid dividends, into Common Stock, at then applicable conversion rate.

     Voting: Each share of the Subject Stock shall entitle the holder thereof to vote on an as-converted basis on all matters as to which holders of Common Stock shall be entitled to vote.

     Pre-Emptive Rights: None.

     Liquidation Transaction: Upon a liquidation event, each share of the Subject Stock shall entitle the holder thereof to receive the original purchase price per share, plus any accrued but unpaid dividends (the "Liquidation Preference").

          Upon the election of holders of a majority of the Subject Stock, in the event of a liquidation transaction involving certain consolidations or mergers, instead of the Liquidation Preference, each holder shall instead be entitled to receive the securities or property receivable by holders of the number of shares of Common Stock issuable upon conversion of the Subject Stock.

     Dividend Rate: Fifteen (15%) percent per annum payable quarterly commencing
          December 30, 1998; upon an event of default, the dividend rate shall be eighteen (18%) percent until such default is cured, at which time the dividend rate shall return to fifteen (15%) percent. During the first 36 months after the date of issuance, dividends shall be payable, at the prior annual election of the Board of Directors of the Company, in either cash or Common Stock. If dividends are payable in Common Stock, the number of shares payable shall equal the next largest whole number obtained by dividing (i) the dollar amount of the accrued and payable dividend by (ii) the quotient of the average of the closing bid price of the Common Stock for the ten business days prior to the relevant dividends payment date, multiplied by 70%. After 36 months following the date of issuance, dividends shall be payable only in cash.

     Conversion  Price  into  Common  Stock:  After the  closing  of the  Rights
          Offering, or one year after the date of issuance, whichever is earlier, the Subject Stock shall be convertible into Common Stock at a conversion price as follows:

               a) prior to the date of the Rights Offering, a price equal to 70% of the average of the closing bid price of the Common Stock for the ten business days prior to the issuance of the Subject Stock; and

               b) after the date of the Rights Offering, a price equal to 80% of the price of the common stock sold in the Rights Offering (the "Rights Offering Price"). The Rights Offering Price is expected to be at a discount from the price of the common stock as reported by Nasdaq at the time of the Rights Offering.

                    The Common Stock issuable upon conversion of the Subject Stock is not transferable until December 31, 1999, or if the Rights Offering closes prior to December 31, 1999, one (1) year following the closing of the Rights Offering.


     Warrant Features: Each $50,000 of the debentures will also provide five (5) year warrants each to purchase 20,000 shares of the Company's Common Stock. The exercise price of the warrant will equal (i) the average of the closing bid price of the Common Stock for the ten business days prior to the issuance of the Subject Stock, if exercised prior to the Rights Offering; (ii) if exercised during the three year period following the effective date of the Rights Offering, the Rights Offering Price; and (iii) 120% of the Rights Offering Price if exercised thereafter. The warrants issued in connection with the debentures convertible into shares of Series BB Preferred Stock shall not be exercisable until receipt of Shareholder ratification of the issuance. Warrants are redeemable for $.05 per share at the option of the Company commencing one year after closing of Rights Offering if the Common Stock price exceeds, for a period of 20 consecutive trading days, the greater of $4.00 per share or (i) during years two and three, 250% of Rights Offering price and (ii) thereafter, 300% of Rights Offering price.

     Registration  Rights:  Warrants and  Preferred  Stock - none.
                            Common Stock underlying Preferred Stock - none. Common Stock underlying Warrants - one (1) demand after one year at Company expense; unlimited piggybacks on customary terms.



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